Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Eagle Pharmaceuticals, Inc.

Woodcliff Lake, New Jersey

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-234742 and 333-202592) and Form S-8 (Nos. 333-228876, 333-216839, 333-213683, 333-206729 and 333-194056) of Eagle Pharmaceuticals, Inc. (the “Company”) of our report dated March 2, 2020, relating to the consolidated financial statements which appears in this Form 10-K.

/s/ BDO USA, LLP

Woodbridge, New Jersey

March 4, 2021